UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Altimmune, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on October 13, 2017

ALTIMMUNE INC.

Meeting Information

Meeting Type: Annual Meeting

For holders as of: August 18, 2017

Date: October 13, 2017        Time: 10:00 AM EST

Location:  Proskauer Rose LLP

 1001 Pennsylvania Avenue NW

 Washington, D.C. 20004

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report	2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
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— How To Vote —

Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
	Nominees
01	William J. Enright	02 David J. Drutz, M.D.	03 John M. Gill		04 Philip L. Hodges	05 Mitchel B. Sayare, Ph.D
06	Klaus O. Schafer, MD, MPH	07 Derace L. Schaffer M.D.
The Board of Directors recommends you vote FOR the following proposal(s):
2.	Vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.			7.	Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to permit the Board to fill vacancies on the Board of Directors
3.	Hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement.			8.

Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended,to give the Board the flexibility to determine on a case-by-case basis as to whether indemnification should be provided by the Company (other than with respect to officers and directors).

The Board of Directors recommends you vote 1 YEAR on the following proposal:
4.	Hold an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.			9.	Vote to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation.
The Board of Directors recommends you vote FOR the following proposal(s): 5. Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision pursuant to which we will be governed by Section 203 of the General Corporation Law of the State of Delaware.				10.

Vote, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of our common stock underlying our Series B Convertible Preferred Stock and related Warrants issued by us pursuant to the terms of the Securities Purchase Agreement, dated August 16, 2017,between the Company and the investors named therein.

6.	Vote to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to include a provision to eliminate the ability of stockholders to act by written consent.